Exhibit 99.1

Yarrow Bioscience Announces Closing of Merger with VYNE Therapeutics and Initiation of Dosing in Phase 2a/2b Trial of YB-101, a Potential First-in-Class Treatment for Graves’ Disease and Thyroid Eye Disease

Yarrow is advancing YB-101—a potential first-in-class anti-TSHR antibody, designed to directly disrupt the central mechanism driving both Graves’ disease (“GD”) and thyroid eye disease (“TED”)

Dosing commenced in Phase 2a/2b GD trial following FDA Fast Track Designation, with Phase 2a data expected in 2H 2027

Data from ongoing Phase 1 multiple ascending dose (“MAD”) trial in patients with TED, conducted by partner, GenSci, in China expected in 2H 2027

Previously announced private financings totaling $200 million expected to fund operations into 2028

Shares of combined company common stock to trade on Nasdaq under ticker symbol “YARW”

New Haven, CT—July 27, 2026—Yarrow Bioscience, Inc. (“Yarrow” or the “Company”) (Nasdaq: YARW), a clinical-stage biotechnology company focused on developing transformative therapies for autoimmune thyroid diseases, today announced the completion of its merger with VYNE Therapeutics Inc. (“VYNE”), and the previously announced private financings totaling approximately $200 million. The combined company will operate as Yarrow Bioscience, Inc., with its shares expected to begin trading on the Nasdaq Capital Market on Tuesday, July 28, 2026, under the ticker symbol “YARW.”

Yarrow’s lead product candidate, YB-101, is a potential first-in-class anti-thyroid stimulating hormone receptor (“TSHR”) monoclonal antibody designed to directly disrupt the central mechanism of both GD and TED, offering a single targeted treatment to address both diseases. By blocking TSHR, the common target of autoantibodies in both the thyroid and the eye, YB-101 has the potential to rapidly arrest the disease process and provide improved efficacy and safety versus the current standard of care and other mechanisms in development. YB-101 is designed for convenient subcutaneous administration, with the potential for infrequent dosing and future autoinjector presentation. The Company has initiated dosing in a Phase 2a/2b trial evaluating YB-101 in patients with GD, with or without concurrent TED, and the molecule has received Fast Track Designation from the U.S. Food and Drug Administration (“FDA”). Data from the Phase 2a portion of the trial are expected in the second half of 2027.

The Company’s licensing partner, Changchun GeneScience Pharmaceutical Co., Ltd. (“GenSci”), is currently developing YB-101, also known as GenSci-098, for the treatment of GD and TED in China. YB-101 is currently being evaluated by GenSci in an ongoing Phase 1 single ascending dose (“SAD”) and MAD trial in patients with TED and a Phase 1 SAD trial in patients with GD in China. In the SAD portion of the TED trial, YB-101 demonstrated a rapid, dose-dependent proof-of-mechanism and showed evidence of clinical responses in TED with a favorable safety profile. There were no clinically meaningful safety differences versus placebo in the SAD. These safety data supported the initiation of the MAD portion of the trial in China, as well as the initiation of the Company’s Phase 2a/2b trial in patients with GD. Data from the MAD portion of GenSci’s Phase 1 TED trial are anticipated in the second half of 2027 and will inform future development plans for YB-101 in TED globally.

“Yarrow is emerging with multiple value drivers anchored by YB-101, our potentially first-in-class anti-TSHR antibody, and the opportunity to address two significant market opportunities in GD and TED with a single product candidate,” said Rebecca V. Frey, PharmD, President and Chief Executive Officer of Yarrow. “Current treatments for GD and TED are limited, and many carry serious toxicities or fail to directly address disease-driving TSHR signaling. YB-101 offers an entirely new treatment approach through TSHR blockade, which we believe is the most direct way to disrupt the underlying disease process and has the potential to meaningfully improve outcomes for patients living with GD and TED.”

“With multiple clinical catalysts and cash runway into 2028, we believe Yarrow is well positioned to advance YB-101 and establish itself as a leader in thyroid autoimmune disease,” Dr. Frey continued. “We look forward to executing across our development program and advancing our mission to bring transformative therapies to patients.”

Leadership Team

Yarrow's leadership team and Board combine extensive experience developing innovative medicines, leading biotechnology companies and guiding disciplined capital allocation. Together, they are focused on advancing YB-101 and creating long-term value for patients and stockholders.

Executive Leadership

Rebecca V. Frey, PharmD, President and Chief Executive Officer

Rachael Alford, PhD, Chief Operating Officer

Lori Payton, PhD, Chief Development Officer

Steve Ryder, MD, Chief Medical Officer

Tyler Zeronda, Chief Financial Officer

Board of Directors

Bill Lundberg, MD, Board Chair, Former CEO at Merus

Rebecca V. Frey, PharmD, President and CEO, Yarrow

Mona Ashiya, PhD, General Partner at OrbiMed

Steve Hoerter, Chairman and Chief Executive Officer at MBX Biosciences

Peter Silverman, JD, Former Chief Operating Officer and General Counsel at Merus

Bill White, Chief Financial Officer & Head of Corporate Development at Avere

Transaction Financial Information

As previously announced, Yarrow successfully completed pre-closing private placements that resulted in total gross proceeds of approximately $200 million. The financings were led by founding investor RTW Investments, with participation from OrbiMed, Janus Henderson Investors, venBio Partners, Logos Capital, LifeSci Venture Partners, and Perceptive Advisors. Yarrow’s cash balance is expected to support the Company’s operations into 2028.

Pursuant to the terms of the previously disclosed merger agreement, each outstanding share of Yarrow common stock was converted into 0.7171 shares of common stock of the combined company, as adjusted for the reverse stock split of VYNE common stock at a ratio of 1-for-50 shares, effected on July 24, 2026. In the reverse stock split, every 50 shares of VYNE common stock outstanding were combined and reclassified into 1 share of VYNE common stock. The new CUSIP number for the combined company following the reverse stock split and merger is 92941V407.

In addition, on July 23, 2026 VYNE distributed its previously announced special cash dividend in an aggregate amount of $17.3 million, or an estimated $0.40242 per share to VYNE’s stockholders and warrant holders of record as of July 22, 2026, based on their holdings as of that date, subject to the Nasdaq due bill procedures as previously disclosed. The previously announced special cash dividend was not affected by the reverse stock split. The per share dividend is based on 42,989,506 shares of VYNE common stock and common stock equivalents outstanding as of July 22, 2026.

Following the completion of the reverse stock split and merger, the combined company’s total issued and outstanding common stock is approximately 2.8 million shares, or approximately 33.6 million shares on a fully-diluted basis, or approximately 28.6 million shares excluding shares underlying equity plans and awards.

About the Phase 2a/2b Clinical Trial of YB-101 in Patients with GD, with or without TED

The Phase 2a/2b clinical trial (NCT07682896) is a randomized, blinded, placebo-controlled two-part trial evaluating YB-101 in patients with GD, with or without concurrent TED. The Phase 2a (Part 1) is a proof-of-concept trial of YB-101 versus placebo aiming to enroll 32 patients across four cohorts. The trial will evaluate safety, pharmacokinetics (“PK”), pharmacodynamics (“PD”), and efficacy endpoints through 24 weeks, including the percentage of patients that are euthyroid and off of anti-thyroid drugs, as well as relevant measures of orbitopathy in patients with concurrent TED. Data from the Phase 2a portion are expected in 2H 2027.

Part 2 is expected to be conducted as a Phase 2b dose-finding trial and enroll approximately 200 patients. The selection of doses and dosing intervals for Part 2 is expected to be informed by the safety, efficacy, PK, and PD data generated in Part 1 (Phase 2a). The Phase 2b is anticipated to commence in 1H 2028.

About Yarrow Bioscience

Yarrow Bioscience, Inc. is a clinical-stage biotechnology company focused on developing transformative therapies for autoimmune thyroid diseases. The Company is developing YB-101, a potentially first-in-class anti-thyroid stimulating hormone receptor (“TSHR”) monoclonal antibody designed to directly and rapidly disrupt the central mechanism of both GD and TED. For more information, visit www.yarrowbioscience.com.

Forward-looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act) concerning the Company. These forward-looking statements include express or implied statements relating to: the anticipated benefits of the Merger and the previously announced private financings, including with respect to the combined company’s future financial and operating results; the expected listing and trading of the combined company’s common stock on the Nasdaq Capital Market under the ticker symbol “YARW”; the therapeutic potential of YB-101 to address both GD and TED with a single product candidate; the design, initiation, enrollment, progress, timing and results of clinical trials of YB-101 conducted by the Company and by GenSci, including the expected timing of data from the Phase 2a portion of the Company’s Phase 2a/2b trial, data from the MAD portion of GenSci’s Phase 1 TED trial, and the anticipated commencement of the Phase 2b portion of the trial; the Company’s regulatory strategy and its ability to obtain and maintain regulatory approvals, including the implications of YB-101’s Fast Track Designation; the sufficiency of the combined company’s capital resources and its expectation that its cash balance will fund operations into 2028; the Company’s licensing partnership with GenSci and future development plans for YB-101 in TED globally; the market opportunity for YB-101 in GD and TED; and the Company’s strategy, plans, objectives and expectations for future operations. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the Company will be those that have been anticipated.

The forward-looking statements contained in this communication are based on current expectations and beliefs concerning future developments and their potential effects and therefore are subject to other risks and uncertainties. These risks and uncertainties include, but are not limited to, risks associated with the possible failure to realize certain anticipated benefits of the Merger, including with respect to future financial and operating results; the effect of the completion of the Merger on the combined company’s business relationships, operating results and business generally; risks associated with the combined company’s ability to manage expenses and unanticipated spending and costs that could reduce the combined company’s cash resources; risks related to the combined company’s ability to correctly estimate its operating expenses and other events; changes in capital resource requirements; risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance its product candidates or its preclinical programs; the outcome of any legal proceedings that may be instituted against the combined company or any of its directors or officers related to the Merger Agreement or the transactions contemplated thereby; the ability of the combined company to obtain, maintain and protect its intellectual property rights, in particular those related to its product candidates; the combined company’s ability to advance the development of its product candidates or preclinical activities under the timelines it anticipates in planned and future clinical trials; the combined company’s ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates; the combined company’s ability to realize the anticipated benefits of its research and development programs, strategic partnerships, licensing programs or other collaborations; regulatory requirements or developments and the combined company’s ability to obtain necessary approvals from the FDA or other regulatory authorities; changes to clinical trial designs and regulatory pathways; competitive responses to the Merger and changes in expected or existing competition; unexpected costs, charges or expenses resulting from the Merger; potential adverse reactions or changes to business relationships resulting from the completion of the Merger; legislative, regulatory, political and economic developments; and those risks and uncertainties and other factors more fully described in filings with the Securities and Exchange Commission (the “SEC”), including reports filed on Form 10-K, 10-Q and 8-K and in other filings made by the Company with the SEC from time to time and available at www.sec.gov. These forward-looking statements are based on current expectations, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Such forward-looking statements are made as of the date of this communication, and the parties undertake no obligation to update such statements to reflect subsequent events or circumstances, except as otherwise required by securities and other applicable law.

For More Information

Investor Contact

Joyce Allaire

LifeSci Advisors

Jallaire@lifesciadvisors.com

Media Contact

Michael Galfetti

Ten Bridge Communications

tbcyarrow@tenbridgecommunications.com